                                                              Exhibit 11
             TESORO PETROLEUM CORPORATION AND SUBSIDIARIES
                 INFORMATION SUPPORTING EARNINGS (LOSS)
                         PER SHARE COMPUTATIONS
                              (Unaudited)
                (In thousands except per share amounts)

                                                        Three Months Ended      Six Months Ended
                                                              June 30,              June 30,
                                                        ------------------      ----------------
                                                           1995      1994        1995      1994
                                                           ----      ----        ----      ----
PRIMARY EARNINGS (LOSS) PER SHARE
 COMPUTATION:
 Earnings before extraordinary item. . . .           $     7,456     1,230       9,216     8,432
 Extraordinary loss on extinguishment of debt . . .          -         -           -     ( 4,752)
                                                        --------- ---------   --------- ---------
 Net earnings  . . . . . . . . .                           7,456     1,230       9,216     3,680
 Less dividend requirements on preferred stocks . .          -         791         -       2,680
                                                        --------- ---------   --------- ---------
   Net earnings applicable to common stock           $     7,456       439       9,216     1,000
                                                        ========= =========   ========= =========

 Average outstanding common shares.                       24,538    22,525      24,525    20,688
 Average outstanding common equivalent shares . . .          668       697         638       662
                                                        --------- ---------   --------- ---------
   Average outstanding common and common
     equivalent shares . . . . .                          25,206    23,222      25,163    21,350
                                                        ========= =========   ========= =========

 Primary Earnings (Loss) Per Share:
   Earnings before extraordinary item. . .           $       .30       .02         .37       .27
   Extraordinary loss on extinguishment of debt . .           -         -                (   .22)
                                                        --------- ---------   --------- ---------
     Net earnings  . . . . . . .                     $       .30       .02         .37       .05
                                                        ========= =========   ========= =========

FULLY DILUTED EARNINGS (LOSS) PER
 SHARE COMPUTATION:
 Net earnings applicable to common stock .           $     7,456       439       9,216     1,000
 Add dividend requirements on preferred stocks. . .          -         791         -       2,680
                                                        --------- ---------   --------- ---------
   Net earnings applicable to common
       stock - fully diluted . .                     $     7,456     1,230       9,216     3,680
                                                        ========= =========   ========= =========

 Average outstanding common and common
   equivalent shares . . . . . .                          25,206    23,222      25,163    21,350
 Shares issuable on conversion of preferred shares.          -       2,473         -       2,976
                                                        --------- ---------   --------- ---------
   Fully diluted shares. . . . .                          25,206    25,695      25,163    24,326
                                                        ========= =========   ========= =========

 Fully Diluted Earnings Per Share - Anti-dilutive<F1>$       .30       .02         .37       .05
                                                        ========= =========   ========= =========

<F1> This calculation is  submitted  in  accordance with paragraph 601(b)(11) of
   Regulation S-K although it is not required by APB Opinion No. 15 because it produces an anti-dilutive result.
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